Exhibit 23.2

Consent of Independent Registered Public Accounting Firm

Cortexyme, Inc.

South San Francisco, California

We hereby consent to the incorporation by reference in the Registration Statement on Form S-8 of our reports dated March 1, 2021, relating to the financial statements and the effectiveness of Cortexyme, Inc.’s internal control over financial reporting of Cortexyme, Inc. appearing in the Company’s Annual Report on Form 10-K for the year ended December 31, 2020.

/s/ BDO USA, LLP

San Jose, California

March 1, 2021